Exhibit (k)
January 7, 2021
Board of Directors
Thrivent Financial for Lutherans
600 Portland Ave S, Suite 100
Minneapolis, MN 55415-4402
RE:	Thrivent Variable Annuity Account I 1933 Act File No. 333-237618 1940 Act File No. 811-21111 CIK# 0001173488
Directors:
This opinion is furnished in connection with the initial filing by Thrivent Financial for Lutherans (“Thrivent”), as depositor, and the Thrivent Variable Annuity Account I (the “Variable Account”), as registrant, of the above-described Form N-4 registration statement (“Registration Statement”) under the Securities Act of 1933, as amended, (the “1933 Act”). The filing also constitutes Amendment No. 37 of the Registration Statement under the Investment Company Act of 1940. The Registration Statement covers certain individual variable annuity contracts (“Contracts”) described therein.
I have made such examination of the law and have examined such records and documents as in my judgment are necessary or appropriate to enable me to render the opinions expressed below.
I am of the following opinions:
1.	Thrivent Financial for Lutherans is a fraternal benefit society organized under the laws of the State of Wisconsin;
2.	The Variable Account is duly organized under the provisions for the Wisconsin Insurance Code as a separate account under which income, gains, or losses, realized or unrealized, from assets allocated to the Variable Account, are credited or charged against the Variable account under the terms of the Contracts without regard to income, gains, or losses to Thrivent Financial;
3.	The assets held in the Variable Account equal the reserves and other liabilities under the Contracts and are not chargeable with liabilities arising out of any other business Thrivent Financial may conduct; and
4.	The Contracts have been duly authorized by Thrivent Financial and represent binding obligations of Thrivent Financial in accordance with the terms of the Contracts.
I hereby consent to the use of this opinion as an exhibit to the Registration Statement.
Respectfully,
/s/ Cynthia K. Mueller
Cynthia K. Mueller
Senior Counsel